Exhibit 31.2

                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                            SECTION 302 CERTIFICATION



I, Brenda M. Galgano certify that:

1. I have reviewed this Annual Report on Form 10-K of The Great Atlantic & Pacific Tea Company, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Intentionally omitted;

4. Intentionally omitted;

5. Intentionally omitted.



     /s/ Brenda M. Galgano                           Date:  April 10, 2008
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Senior Vice President and
Chief Financial Officer